EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization
FM Sponsor I, LLC	Maryland
MFH Capital Trust 2	Delaware
MFH Capital Trust 3	Delaware
MFH Financial Trust I	Delaware
MMA B-NOTE VALUE FUND I GP, LLC	Delaware
MMA B-Note Value Fund, LP	Delaware
MMA Capital Corporation	Michigan
MMA Construction Finance, LLC	Maryland
MMA Debt Income Fund I GP, LLC	Delaware
MMA Debt Income Fund, LP	Delaware
MMA Equity Corporation	Florida
MMA Financial Bond Warehousing, LLC	Maryland
MMA Financial CDD Sponsor, LLC	Maryland
MMA Financial Equity Ventures, LLC	Maryland
MMA Financial Holdings, Inc.	Florida
MMA Financial International, LLC	Maryland
MMA Financial Swap Party I, LLC	Maryland
MMA Financial TC Corp	Delaware
MMA Financial Warehousing, LLC	Maryland
MMA Financial, Inc.	Maryland
MMA Fund Investor, LLC	Maryland
MMA Fund Manager, LLC	Maryland
MMA Mortgage Investment Corporation	Florida
MMA New Initiatives, LLC	Maryland
MMA Realty Capital Advisors, Inc.	Delaware
MMA Realty Capital, LLC	Maryland
MMA Servicing, LLC	Maryland
MMA TS Fund Investor, LLC	Maryland
MMA TS Fund Manager, LLC	Maryland
MMA Venture Fund Investor, LLC	Maryland
MMA Venture Fund Manager, LLC	Maryland
Municipal Mortgage & Equity, LLC	Delaware
MuniMae Holdings II, LLC	Delaware
MuniMae Holdings, LLC	Maryland
MuniMae Portfolio Services, LLC	Maryland
MuniMae Special Purpose Asset Facility, LLC	Maryland
MuniMae TE Bond Subsidiary, LLC	Maryland
MuniMae TEI Holdings, LLC	Maryland
Whitehawk Capital, LLC	Delaware